UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐
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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

First Financial Service Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 20, 2010

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of First Financial Service Corporation to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday, November 17, 2010 at 5 p.m. local time.

At the Special Meeting, shareholders will consider a proposal to increase the authorized number of common shares of the Corporation. Management believes that approval of this proposal is critical to the Corporation’s ability to raise capital to support our banking business and take advantage of opportunities for growth in the future.

Enclosed are a notice of matters to be voted on at the Special Meeting, our proxy statement and a proxy card.

To ensure that your shares are represented at the meeting, please mark, sign and date the proxy card and return it in the enclosed postage−paid envelope as promptly as possible. Your early attention will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

You may revoke your proxy at any time before it is exercised as explained in the proxy statement. If you plan to attend and your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares in person at the meeting) from the broker or nominee confirming your ownership as of the record date.

We look forward to seeing you at the meeting.

Sincerely,
B. Keith Johnson
Chief Executive Officer

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of First Financial Service Corporation will be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 17, 2010 at 5 p.m. local time.

A proxy card and a proxy statement for the meeting are enclosed.

The purpose of the meeting is to act on the following proposals:

•	Item 1: A proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 35 million; and

•
Item 2:  A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

The Board of Directors recommends a vote FOR each of these Items.

Shareholders of record at the close of business on October 11, 2010 are entitled to vote at the meeting and any adjournments thereof.

Your vote is important.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

The prompt return of proxy cards will save us the expense of further requests for proxy cards in order to insure a quorum and sufficient votes to approve the proposal in Item 1.

BY ORDER OF THE BOARD OF DIRECTORS:

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
October 20, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be Held on November 17, 2010:

This Proxy Statement is available at www.ffsbky.com

FIRST FINANCIAL SERVICE CORPORATION
2323 Ring Road
Elizabethtown, Kentucky 42702-5006
(270) 765-2131

PROXY STATEMENT

About the Special Meeting

Why have I received these materials?

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of First Financial Service Corporation for a Special Meeting of Shareholders (the “Special Meeting”) to be held on November 17, 2010. In this proxy statement, we refer to First Financial Service Corporation as “we,” “us,” “our,” “First Financial Service Corporation” or the “Corporation.” This proxy statement and form of proxy are being mailed starting on or about October 20, 2010.

What am I voting on?

•	Item 1: A proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 35 million; and

•
Item 2:  A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

Who is entitled to vote at the Special Meeting?

Only holders of record of our common stock as of the close of business on October 11, 2010 will be entitled to notice of and to vote at the Special Meeting.

As of the record date of October 11, 2010, there were [4,726,075] shares of common stock outstanding and entitled to vote at the Special Meeting. Each share is entitled to one vote.

How do I vote?

You may vote in person at the Special Meeting or by proxy. Whether or not you plan to attend the Special Meeting, you may submit a proxy to vote your shares via the mail as more fully described below.

If you are a shareholder of record (that is, if you hold your shares in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the enclosed proxy card and return it in the postage paid envelope provided, or deliver it in person. The shares represented by your proxy card will then be voted as you instruct.

If you hold your shares in “street” name (that is, you hold your shares through a broker, bank or other nominee), you will receive instructions on how to vote from the broker, bank or other nominee that holds your shares. Street name shareholders who wish to vote in person at the Special Meeting will need to obtain a “legal proxy” from the institution that holds their shares and follow the voting instructions on that form.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you return a signed proxy without marking your voting instructions, the shares represented by your proxy will be voted FOR Item 1 and FOR Item 2.

If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan. That proxy card will serve as a voting instruction card for the trustees of the plan. If you own shares through the plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under each plan.

Can I revoke my proxy?

Yes. You may revoke your proxy at any time before it is exercised at the Special Meeting by:

•	written notice of revocation to the Corporate Secretary;

•	a properly executed proxy bearing a later date; or

•	voting in person at the Special Meeting.

In each case, the last submitted vote will be recorded and the earlier vote revoked. Your attendance at the Special Meeting alone will not revoke your proxy.

What constitutes a quorum for purposes of the Special Meeting?

In order to hold the Special Meeting, a quorum consisting of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or represented by proxy at the Special Meeting. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained. Furthermore, if either Item 1 or Item 2 is considered a routine matter by the New York Stock Exchange, a broker non-vote will be counted as present for purposes of determining whether a quorum is present; however, if both Item 1 and Item 2 are considered non-routine matters by the NYSE, a broker non-vote will not be counted as present for purposes of determining whether a quorum is present.

What is a broker non-vote?

The New York Stock Exchange will determine whether the proposals presented at the Special Meeting are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in “street” name may vote in its discretion on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the “street” name owner does not provide any voting instructions.

What vote is required to approve each item?

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required to approve Item 1. Because approval is based on the affirmative vote of a majority of votes represented by shares outstanding, the failure to vote, a broker non-vote or an abstention will have the same effect as a vote against Item 1.

If there is a quorum, approval of Item 2 (any necessary or appropriate adjournment of the Special Meeting) requires the votes cast in favor of such proposal to exceed the votes cast against such proposal at the Special Meeting. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the vote required for Item 2 in this case. In the absence of a quorum, the Special Meeting may be adjourned by the approval of the majority of the voting power of the outstanding shares present and entitled to vote at the Special Meeting.

With respect to approval of both Item 1 and Item 2, each share of common stock is entitled to one vote.

How does the Board recommend that I vote my shares?

The Board of Directors recommends that you vote FOR Item 1 and FOR Item 2.

At the date this proxy statement went to press, no matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting

Who counts the votes?

Inspectors of election, appointed for the meeting, tabulate votes cast in person or by proxy at the meeting. These inspectors also certify the results of the voting. The inspectors will also determine whether or not a quorum is present at the meeting.

Who will bear the expense of soliciting proxy cards?

We will pay the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic mail by our employees and/or transfer agent, who will not be specially compensated. We will reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

FORWARD-LOOKING STATEMENTS

This proxy statement or the documents incorporated by reference into this proxy statement may contain “forward-looking statements.” Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Factors that could cause actual results to differ materially from those expressed in our forward-looking statements include the failure to obtain the shareholder adoption of the Amendment described in this proxy statement as well as factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, under the captions “Item 1A. Risk Factors,” and “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our subsequent filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the dates they are made, and except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date of this proxy statement.

ITEM 1:	AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 10 MILLION TO 35 MILLION

Our Board of Directors has adopted and recommended that shareholders approve an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 10 million to 35 million. The increase in shares of common stock to be authorized by the Amendment will be available for general corporate purposes.

If the shareholders approve the Amendment, the Amendment will become effective upon the filing of Articles of Amendment with the Kentucky Secretary of State, which filing will take place as soon as practicable following the Special Meeting.

The Board recommends a vote “FOR” Item 1 for the reasons discussed below.

Reasons for the Amendment

The Board believes it would be advantageous to increase the number of shares of common stock authorized for issuance. Having additional shares available would increase our Corporation’s flexibility to issue common stock for a number of corporate purposes, including as stock dividends, in connection with possible acquisitions, and raising capital.  The Board believes that in the current economic environment, raising capital through the sale of common stock would be in the best interest of our Corporation, First Federal Savings Bank and our shareholders.

The onset of the downturn in the economy and the real estate markets over two years ago has adversely affected our Corporation. Declining economic conditions have had a serious impact on many of our customers, resulting in an increase in our adversely classified assets. Federal and state banking regulators have strongly encouraged us to increase our capital levels in light of the higher level of adversely classified assets. While we have absorbed many of the losses related to the deteriorated credit quality to date, loan loss challenges remain. Raising additional equity will provide a cushion to absorb future credit losses.

While we have been able to generate earnings for 2009 and for the first six months of 2010, our level of earnings the past two years has been lower than in previous years. Before the economic downturn, our level of earnings allowed us to grow our franchise, pay cash dividends on our common stock, and retain earnings to build capital. The lower level of earnings over the past two years has limited our ability to use capital for these purposes.

During this period, management actively has sought to enhance capital and liquidity levels. In January 2009 we raised $20.0 million of capital through the issuance of Series A Preferred Stock to the United States Treasury. Management has also undertaken initiatives to reduce expenses and our risk-weighted assets. In particular, we have reduced our exposure to residential land and construction loans and non-owner occupied term commercial real estate loans, as well as lending primarily to existing qualified borrowers. In an effort to preserve capital, we ceased paying cash dividends in 2009.

After considering alternatives for increasing capital levels, the Board has determined to explore raising additional capital through the sale of common stock in a public offering or private placement.

The Board believes that raising capital would have compelling benefits for our Corporation and its shareholders in the current economic environment. Additional capital would strengthen our Corporation’s balance sheet and give us more flexibility to take advantage of opportunities to grow our business and increase earnings. With additional capital, we will be in a better position to take advantage of the dislocation in the market from other banks that have curtailed lending. Executing on these opportunities will enable us to continue to strengthen our retail banking services and commercial business, enhancing the franchise value of our Corporation. Stronger earnings would allow us to reinstate a common stock cash dividend sooner and help offset the potential dilution to earnings per share and book value per shares resulting from any sale of common stock.

Raising capital could also begin to position us for the eventual redemption of our Series A Preferred Stock issued to the U. S. Treasury under the Capital Purchase Program. On January 9, 2014 the dividends payable on the Preferred Stock will increase from 5% per annum to 9% per annum.

Although the Board believes the sale of common stock is the Corporation’s best alternative for raising capital, the amount of capital we currently could raise is effectively limited by having fewer than 4.5 million shares of common stock available to issue in a stock offering at a time when the trading price of our stock has declined. The closing price of our stock reported on the NASDAQ Global Market was $[   ] on October 19, 2010.

As of September 30, 2010, we had 10 million shares of common stock authorized of which 4,726,075 shares were issued and outstanding. As of that date we also had 103,141 shares subject to outstanding options granted under our 2006 Stock Incentive Plan, an additional 494,750 shares reserved and available for future grants under the 2006 Plan, and 215,983 shares subject to a stock purchase warrant issued to the U.S. Treasury Department.

The sale of additional shares of common stock would have a dilutive effect on our earnings per share of common stock and on the book value per share of our common stock if the sale price is less than book value per share. In addition, our existing shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding capital stock. Our articles of incorporation do not provide for preemptive rights.

ITEM 2:	APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Reasons for the Proposal

Our Board is requesting that the shareholders approve the adjournment of the Special Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies, if there are not sufficient votes at the time of the Special Meeting to adopt the Amendment.

If our shareholders approve the adjournment proposal, the Special Meeting could be adjourned and management could use the additional time to solicit proxies in favor of the adoption of the Amendment, including the solicitation of proxies from shareholders that have previously voted against the Amendment. Among other things, approval of this Item 2 could mean that, even if proxies representing a sufficient number of votes against the Amendment have been received, we could adjourn the Special Meeting without a vote on the Amendment and seek to convince the shareholders entitled to vote thereon to change their votes to votes in favor of the adoption of the Amendment.

The Board recommends a vote “FOR” Item 2.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2011 Annual Meeting of shareholders must deliver the proposal to the Corporate Secretary not later than December 17, 2010 to be included in the proxy statement for the 2011 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation’s Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. We expect to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter not described in the proxy statement that may properly come before the 2011 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, no later than 30 days prior to the date of the 2011 Annual Meeting, currently scheduled for May 18, 2011.

STOCK OWNERSHIP INFORMATION

The following table sets forth the beneficial ownership of our common stock as of September 30, 2010 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table in our 2010 Annual Meeting Proxy Statement as well as each current executive officer; and (iii) all directors and current executive officers as a group. There were no persons, other than Ms. Schomp, known to us to beneficially own more than 5% of our common stock.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Gail L. Schomp(1)	244,735	5.2
J. Alton Rider	117,426	2.5
Walter D. Huddleston	108,386	2.3
B. Keith Johnson(2)	94,665	2.0
J. Stephen Mouser	71,801	1.5
Gregory Schreacke(3)	52,867	1.1
John L. Newcomb, Jr.	49,877	1.1
Robert M. Brown	33,286	*
Larry Hawkins(4)	23,662	*
Anne Moran(5)	17,299	*
Charles Chaney(6)	5,962	*
Michael L. Thomas	2,922	*
Donald Scheer	2,662	*
Steven M. Zagar(7)	1,458	*
Diane E. Logsdon	750	*
Directors and Executive Officers as a group (15 persons)	827,758	17.5

*Represents less than 1%.
(1)	Ms. Schomp is a director. Her address is P.O. Box 11863, Lexington, KY 40511.
(2)
Includes 21,213 shares held by the Bank’s KSOP and 2,003 shares under the Employee Stock Purchase Program (“ESPP”) over which Mr. Johnson has voting power, and 32,120 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days.

(3)
Includes 10,324 shares held by the Bank’s KSOP and 4,194 shares under the ESPP over which Mr. Schreacke has voting power, and 19,972 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days.

(4)
Includes 634 shares held by the Bank’s KSOP and 3,440 shares under the ESPP over which Mr. Hawkins has voting power, and 17,581 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days.

(5)
Includes 817 shares held by the Bank’s KSOP and 673 shares under the ESPP over which Ms. Moran has voting power, and 13,310 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days.

(6)	Includes 5,962 shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days.
(7)	Includes 458 shares under the ESPP over which Mr. Zagar has voting power.

* * * * *

BY ORDER OF THE BOARD OF DIRECTORS

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky
October 20, 2010

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST FINANCIAL SERVICE CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
NOVEMBER 17, 2010

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder in First Financial Service Corporation (the “Corporation”) hereby appoints the Board of Directors of the Corporation, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Corporation’s home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday, November 17, 2010, at 5:00 p.m. local time, or at any adjournment thereof, with all the powers the undersigned would possess, including full power to vote the shares cumulatively in the election of directors, if the undersigned was present personally at the Special Meeting or any adjournment thereof, as follows:

1.           Proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million to 35 million.

For ☐                     Against ☐                     Abstain ☐

2.           Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

For ☐                     Against ☐                     Abstain ☐

The Board of Directors recommends a vote “FOR” each of Item 1 and Item 2.

The proxies are hereby authorized to vote in their discretion on any other matter that may properly come before the Special Meeting or any adjournment thereof.

Please check here if you plan to attend our
Annual Meeting of Shareholders.

In order that there may be a proper representation at the meeting we urge you to sign, date and mail the below proxy card even though you now plan to attend.  If you are present you may, if you wish, vote personally on all matters brought before the meeting.

Please be sure to date and sign	Date
this proxy card in the box below.

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL SERVICE CORPORATION

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy is solicited by the Board of Directors and the shares represented hereby will be noted as directed and in accordance with the accompanying proxy statement.  If no instructions are provided, the shares represented hereby will be voted “For” the proposal to increase the number of authorized shares of common stock in Item 1 and “For” the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, in Item 2 and in the discretion of the proxy holders upon such matters as may properly come before the Meeting.

If you are present and elect to vote at the Special Meeting or any adjournment thereof and after you notify the Secretary of the Corporation at the Meeting of the your decision to terminate this proxy, then the power of the proxyholders named above will be terminated and of no further force and effect.

The above signed shareholder acknowledges receipt from the Corporation prior to the execution of this proxy card of a Notice of the Meeting and Proxy Statement dated October 20, 2010.

Please sign exactly as your name appears above.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.